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                                                                    Exhibit 3-68
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                          CERTIFICATE OF INCORPORATION

                                       OF

                       HEALTH RESOURCES OF TAZEWELL, INC.

   1. The name of the corporation is Health Resources of Tazewell, Inc.

   2. The address of the corporation's registered office in Delaware is 15 East North Street, Dover (Kent County), Delaware 19901. United Corporate Services, Inc. is the corporation's registered agent at that address.

   3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

   4. The corporation shall have authority to issue a total of 3,000 shares of common stock of the par value of $0.01 per share.

   5. The name of the sole incorporator is Dennis P. Powers and his mailing address is 411 Hackensack Avenue, Hackensack, New Jersey 07601.

   6. The Board of Directors shall have the power to make, alter or repeal the by laws of the corporation.

   7. The election of the Board of Directors need not be written by ballot.

   8. The corporation shall indemnify to the fullest extent permitted by
Section 145 of the General Corporation Law of Delaware, as amended from time to time, each person who is or was a director or officer of the corporation and the heirs, executors and administrators of such a person.

   9. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he nuy be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

                                   /s/ Dennis P. Powers
                                   --------------------------
                                   Dennis P. Powers
                                   Sole Incorporator

Dated: April 1, 1997

                                                           STATE 0F DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 04/01/1997
                                                          971106046 - 2735543
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   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 07/02/1998
   981258651 - 2735543

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                       AND

                                REGISTERED OFFICE

                                    * * * * *

Health Resources of Tazewell, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   The present registered agent of the corporation is UNITED CORPORATE SERVICES, INC. and the present registered office of the corporation is in the county of KENT COUNTY.

   The Board of Directors of Health Resources of Tazewell, Inc. adopted the following resolution on the 11th day of May, 1998.

   Resolved, that the registered office of Health Resources of Tazewell, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, Health Resources of Tazewell, Inc. has caused this statement to be signed by Ira C. Gubernick, its Secretary, this 15th day of June, 1998.

                           /s/ Ira C. Gubernick
                           ----------------------------
                           Ira C. Gubernick, Secretary

(DEL. -- 264 -- 6/15/94)
CT Syitam

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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 01/12/2000
                                                          001020164 - 2735543

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                    * * * * *

   Health Resources of Tazewell, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

   FIRST: That the Board of Directors of said corporation adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the name of the Company shall be changed from Health Resources of Tazewell, Inc. to ElderCare Resources Corp.

      RESOLVED, that the officers of the Company are hereby authorized and empowered to file an amendment to the Company's Articles of Incorporation which amendment will amend and restate line 1 of the Articles of Incorporation of the Company in its entirety to read as follows:

      "1. The name of the corporation is ElderCare Resources Corp."

   SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

   THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
 IN WINESS WHEREOF, said Health Resources of Tazewelt, Inc. has caused this ccrtificate to be signed by Ira C. Gubernick its Vice President, Office of the Chairman and Corporate Secretaiy, this 3rd day of January, 2000.

                                     /s/ Ira C. Gubernick
                                     ----------------------
                                     By: Ira C. Gubernick
                                     Vice President, Office of the Chairman
                                     And Corporate Secretary